                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.   20549
                             ____________________

                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 7, 1998
                                                          -------------


                              Pierce Leahy Corp.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Pennsylvania                    333-9963               23-2588479
-------------------------------        -----------         ------------------
(State or other jurisdiction           (Commission         (I.R.S. Employer
     of incorporation)                 File Number)        Identification No.)


                              631 Park Avenue
                        King of Prussia, Pennsylvania             19406
              ---------------------------------------------     ----------
                (Address of principal executive offices)        (Zip Code)


      Registrant's telephone number, including area code:  (610) 992-8200
                                                           --------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
          ------------------------------------

          On April 7, 1998, Pierce Leahy Corp. (the "Company"), through two Canadian subsidiaries, completed the purchase of substantially all of the assets of Archivex Inc. ("Archivex"), a Canadian records storage company with operations in six cities: Calgary; Edmonton; Montreal; Quebec City; Toronto; and Winnipeg and certain real estate owned by affiliates of Archivex. Included as part of the Archivex acquisition are six owned records storage facilities with in excess of an aggregate of 600,000 square feet of space and five leased records storage facilities with approximately 100,000 square feet of space.

          The asset purchase was consummated pursuant to an Asset Purchase Agreement dated as of February 4, 1998 among Pierce Leahy Command Company ("Command"), the Company's principal Canadian subsidiary, Archivex, the shareholders of Archivex and certain parties related to Archivex (the "Agreement"). The terms of the asset purchase were negotiated on an arms-length basis.

          The purchase price was approximately $63 million. The purchase price was financed by a portion of the net proceeds of Command's $135 million principal amount of 8-1/8% Senior Notes due 2008 which were privately placed concurrently with the closing of the acquisition.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
          ------------------------------------------------------------------

          (a)  Financial Statements of Business Acquired.

               Consolidated Financial Statements of Archivex Inc.:
                    Auditor's Report
                    Consolidated Balance Sheets
                    Consolidated Statements of Earnings
                    Consolidated Statements of Retained Earnings
                    Consolidated Statements of Cash Flows
                    Notes to Consolidated Financial Statements

          (b)  Pro Forma Financial Information.

               Pro Forma Combined Consolidated Financial Statements (unaudited):
                    Basis of Presentation
                    Pro Forma Combined Consolidated Balance Sheet
                    Pro Forma Combined Consolidated Statement of Operations Notes to Pro Forma Combined Consolidated Financial
                     Statements

          (c)  Exhibits.

               The following exhibits are filed as part of this Report:

               10.1 Asset Purchase Agreement dated as of February 4, 1998 among Pierce Leahy Command Company, Archivex Inc., the shareholders of Archivex Inc. and certain parties related to Archivex Inc.

               10.2 Amending Agreement dated as of April 7, 1998 among Pierce Leahy Command Company, Archivex Limited, Archivex Inc., the shareholders of Archivex Inc. and certain parties related to Archivex Inc.

               23     Consent of Friedman & Friedman, Chartered Accountants

                               AUDITORS' REPORT

To the Shareholders of Archivex Inc.

  We have audited the consolidated balance sheets of Archivex Inc. as at November 30, 1997 and 1996 and the statements of earnings, retained earnings and cash flows for each of the years ended November 30, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 1997 and 1996 and the results of its operations and the changes in its financial position for the three year period ended November 30, 1997 in accordance with generally accepted accounting principles.

Friedman & Friedman
Chartered Accountants

Montreal, Quebec
January 13, 1998
(Except as to note 11 which is as of February 4, 1998)

                                 ARCHIVEX INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 NOVEMBER 30
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
                                                                  (IN CDN$)
                            ASSETS
Current Assets:
  Accounts receivable (note 2)................................ $ 4,696  $ 3,609
  Inventory...................................................     177      228
  Prepaid expenses............................................     298      326
  Income taxes receivable.....................................     --       123
                                                               -------  -------
                                                                 5,171    4,286
                                                               -------  -------
Property and Equipment (note 4)...............................  16,761   15,209
  Less-accumulated depreciation and amortization..............  (7,746)  (5,815)
                                                               -------  -------
  Net property and equipment..................................   9,015    9,394
                                                               -------  -------
Other Assets:
  Intangible assets, net (note 5).............................   6,029    5,797
  Loans receivable, related parties (note 3)..................     668      886
                                                               -------  -------
    Total other assets........................................   6,697    6,683
                                                               -------  -------
                                                               $20,883  $20,363
                                                               =======  =======
             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt........................... $ 3,775  $ 2,275
  Bank advances...............................................   1,593    1,141
  Accounts payable............................................     283      364
  Accrued expenses............................................   1,164      915
  Income taxes payable........................................     352      --
  Deferred revenues...........................................   2,282    2,054
                                                               -------  -------
    Total current liabilities.................................   9,449    6,749
Long-term Debt (note 6).......................................   2,150    6,025
                                                               -------  -------
                                                                11,599   12,774
                                                               -------  -------
Deferred Income Taxes.........................................   1,696    1,196
                                                               -------  -------
Commitments and Contingencies (note 7)
Shareholders' Equity
  Capital stock (note 8)......................................   4,000    4,000
  Retained earnings...........................................   3,588    2,393
                                                               -------  -------
                                                                 7,588    6,393
                                                               -------  -------
                                                               $20,883  $20,363
                                                               =======  =======

                                 ARCHIVEX INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS
                                 (IN THOUSANDS)

                                                          FOR THE YEAR ENDED
                                                              NOVEMBER 30
                                                        -----------------------
                                                         1997    1996    1995
                                                        ------- ------- -------
                                                               (IN CDN$)
Revenues:
  Storage.............................................. $ 9,230 $ 8,811 $ 8,229
  Service and storage material sales...................  11,080  10,252   9,607
                                                        ------- ------- -------
    Total revenues.....................................  20,310  19,063  17,836
                                                        ------- ------- -------
Operating Expenses:
  Cost of sales excluding depreciation and amortiza-
   tion................................................  10,629  10,573  10,057
  Selling, general and administrative..................   3,705   3,326   3,105
  Depreciation and amortization........................   2,276   1,022   1,172
  Consulting payments to related parties...............     534     425     412
                                                        ------- ------- -------
    Total operating expenses...........................  17,144  15,346  14,746
                                                        ------- ------- -------
Operating Income.......................................   3,166   3,717   3,090
Interest Expense.......................................     757     913   1,078
Write-Down of Property and Equipment...................     --    1,648     --
                                                        ------- ------- -------
Net Income Before Taxes................................   2,409   1,156   2,012
                                                        ------- ------- -------
  Income taxes--current................................     714     120      66
--deferred.............................................     500     434     762
                                                        ------- ------- -------
                                                          1,214     554     828
                                                        ------- ------- -------
Net Income............................................. $ 1,195 $   602 $ 1,184
                                                        ======= ======= =======

                                 ARCHIVEX INC.

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                     ACCUMULATED
                                                                      EARNINGS
                                                                     -----------
                                                                      (IN CDN$)
Balance, December 1, 1994...........................................   $  839
  Net income........................................................    1,184
  Dividends.........................................................     (207)
                                                                       ------
Balance, November 30, 1995..........................................    1,816
  Net income........................................................      602
  Dividends.........................................................      (25)
                                                                       ------
Balance, November 30, 1996..........................................    2,393
  Net income........................................................    1,195
                                                                       ------
Balance, November 30, 1997..........................................   $3,588
                                                                       ======

                                 ARCHIVEX INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       FOR THE YEAR ENDED
                                                           NOVEMBER 30
                                                     -------------------------
                                                      1997     1996     1995
                                                     -------  -------  -------
                                                            (IN CDN$)
Cash Flows from Operating Activities:
  Net income........................................ $ 1,195  $   602  $ 1,184
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities--
    Write-down of property and equipment............     --     1,648      --
    Loss on disposal of property and equipment......      (6)     --        (1)
    Depreciation and amortization...................   2,276    1,022    1,172
    Deferred income taxes...........................     500      434      762
    Change in assets and liabilities--(Increase) de-
     crease in--
     Accounts receivable............................  (1,087)    (516)      65
     Inventory......................................      51      (28)      (1)
     Prepaid expenses...............................      28      (21)     151
     Income taxes receivable........................     123        1       (9)
    Increase (decrease) in--
     Accounts payable...............................     (81)      71       81
     Accrued expenses...............................     249       17      260
     Income taxes payable...........................     352      --       --
     Deferred revenues..............................     228       75      165
                                                     -------  -------  -------
      Net cash provided by operating activities.....   3,828    3,305    3,829
                                                     -------  -------  -------
Cash Flows from Investing Activities:
  Loans receivable, related parties.................     217      446   (1,231)
  Capital expenditures..............................  (1,634)  (2,443)  (1,369)
  Proceeds from disposal of capital assets..........     123        9       56
  Increase in intangible assets.....................    (613)    (426)    (244)
  Proceeds from disposal of deferred charges........       2      --       --
                                                     -------  -------  -------
      Net cash used in investing activities.........  (1,905)  (2,414)  (2,788)
                                                     -------  -------  -------
Cash Flows from Financing Activities:
  Payments of long-term debt........................  (2,375)  (1,400)    (905)
  Dividends.........................................     --       (25)    (207)
                                                     -------  -------  -------
      Net cash used in financing activities.........  (2,375)  (1,425)  (1,112)
                                                     -------  -------  -------
Net Decrease in Cash................................    (452)    (534)     (71)
Cash, Beginning of Period...........................  (1,141)    (607)    (536)
                                                     -------  -------  -------
Cash, End of Year................................... $(1,593) $(1,141) $  (607)
                                                     =======  =======  =======

                                 ARCHIVEX INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS EXCEPT PER SHARE DATA)
                               NOVEMBER 30, 1997
                                   (IN CDN$)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

  These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Stacs International Inc. and Faxtrieval Inc. All material intercompany transactions and balances have been eliminated on consolidation.

INVENTORY

  Inventory is valued at cost. Cost is determined on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost and depreciated or amortized as follows:

     Declining-balance method
      Shelving...............  20%
      Machinery and equip-
       ment..................  30%
      Furniture and fix-
       tures.................  30%
      Computer equipment.....  30%
      Computer software......  10%-30%
      Automotive equipment...  30%
     Straight-line method
      Leasehold improve-       over the terms of the respective leases plus the first
       ments.................  renewal period, where applicable.
      Lease rights...........  over the terms of the respective leases plus the first renewal period, where applicable

  Only the acquisitions in the first six months of the year are depreciated or amortized in the year.

INTANGIBLE ASSETS

  Goodwill is recorded at cost and amortized on a straight-line basis at an annual rate of 2.5%.

  Moving costs are recorded at cost and amortized on a straight-line basis over the terms of the respective leases plus the first renewal period, where applicable. Only the costs incurred in the first six months of the year are amortized in the year.

  Client acquisition costs consist of the unreimbursed costs and inducements associated with moving the records of new clients into the Company's premises. All such costs are recorded at cost and amortized on a straight-line basis over six years. Only the costs incurred in the first six months of the year are amortized in the year.

DEFERRED STORAGE REVENUE

  The unearned portion of revenue arises when storage is billed for a period of time overlapping the Company's fiscal year-end.

2. ACCOUNTS RECEIVABLE:

                                                                  1997    1996
                                                                 ------  ------
   Trade........................................................ $4,415  $3,416
   Allowance for doubtful accounts..............................    (29)    (23)
                                                                 ------  ------
                                                                  4,386   3,393
   Sundry.......................................................    310     216
                                                                 ------  ------
                                                                 $4,696  $3,609
                                                                 ======  ======

3. LOANS RECEIVABLE, RELATED PARTIES:

  (a) Loans receivable from 19-12 Holding Ltd./Gestion 19-12 Ltee have no specific terms of repayment and bear interest at the rate of 10%. An amount of $86 (1996--$95) has been credited to earnings in the current year.

  (b) The balance of the loans do not bear interest and have no specific terms of repayment.

4. PROPERTY AND EQUIPMENT:

                                                                 1997    1996
                                                                ------- -------
   Shelving.................................................... $ 5,258 $ 4,733
   Machinery and equipment.....................................     379     330
   Furniture and fixtures......................................     596     462
   Computer equipment..........................................     807     625
   Computer software...........................................   1,975   1,733
   Automotive equipment........................................      38      71
   Leasehold improvements......................................   2,708   2,254
   Lease rights................................................   5,000   5,000
                                                                ------- -------
                                                                 16,761  15,208
   Less: Accumulated depreciation..............................   7,746   5,814
                                                                ------- -------
                                                                $ 9,015 $ 9,394
                                                                ======= =======

  The Company has recognized a change in accounting estimate with respect to depreciation of certain capital assets, to that described in note 1. The effect of this change in estimate increased the depreciation expense for these capital assets and reduced net earnings and net book value by $1,028 for the year ended November 30, 1997. Deferred income taxes as at November 30, 1997 decreased by $417.

5. INTANGIBLE ASSETS:

                                                                   1997   1996
                                                                  ------ ------
   Goodwill...................................................... $5,898 $5,898
   Client acquisition costs......................................    115    --
   Moving costs..................................................  1,709  1,213
                                                                  ------ ------
                                                                   7,722  7,111
   Less: Accumulated amortization................................  1,693  1,314
                                                                  ------ ------
                                                                  $6,029 $5,797
                                                                  ====== ======

6. LONG-TERM DEBT:

                                                                  1997   1996
                                                                 ------ ------
   Term loan, due on or before December 12, 1999, repayable in annual variable capital instalments. Interest is calculated daily and payable monthly in arrears at the rate of 8.99%
    per annum................................................... $5,825 $8,100
   Term loan, due January 4, 1998. Interest is calculated and
    payable monthly in arrears at the rate of 10% per annum.....    100    200
                                                                 ------ ------
                                                                  5,925  8,300
   Current portion..............................................  3,775  2,275
                                                                 ------ ------
                                                                 $2,150 $6,025
                                                                 ====== ======

  The term loan due December 12, 1999 is secured by:

1) Moveable hypothec covering the following universality of property, present and future:

  (a) claims, accounts receivable and book debts, and

  (b) other moveable property;

2) $20,000 moveable hypothec covering all moveable property, corporeal or incorporeal, present and future;

3) A demand debenture in the amount of $20,000 registered in the Province of Alberta;

4) A registered general assignment of book debts, inventory and equipment registered in the Provinces of Ontario and Alberta;

5) A General Security Agreement registered in the Province of Ontario;

6) Assignment of life insurance on two of the directors of the Company to the extent of $1,000 each; and

7) Assignment of insurance policies.

  Aggregate annual capital payments required are due approximately as follows:

      1998............................................................... $3,775
      1999...............................................................  1,862
      2000...............................................................    288
                                                                          ------
                                                                          $5,925
                                                                          ======

  The Company is in compliance with the covenants pursuant to the agreement with its banker.

7. COMMITMENTS AND CONTINGENCIES:

  a) The minimum rentals payable under long-term operating leases, exclusive of certain operating costs for which the Company is responsible, are approximately as follows:

      1998............................................................... $2,345
      1999...............................................................  2,221
      2000...............................................................  2,094
      2001...............................................................  2,094
      2002...............................................................  2,094

  b) The Company has guaranteed certain mortgage indebtedness and bank loan of 19-12 Holding Ltd./Gestion 19-12 Ltee to the extent of $500 and $677 respectively.

8. CAPITAL STOCK:

  Authorized:

  (Unlimited as to capital contribution and the number of shares without par value)

      Common shares.

      Class "A"      voting, participating to the extent of the redemption
                     value shares, redeemable at their paid-in value plus an
                     annual amount of 24% thereof less distributions,
                     compounded annually.
      Class "B"      8% non-cumulative, voting, non-participating shares,
                     redeemable at their paid-in value.
      Class "C"
                     10% non-cumulative, non-voting, non-participating shares, redeemable at their paid-in value.

      Class "D"      12% non-cumulative, non-voting, non-participating shares,
                     redeemable and retractable at their paid-in value.
      Class "E"      0.5% per month non-cumulative, non-voting, non-
                     participating shares, redeemable and retractable at their paid-in value.

                                                             1997       1996
      ISSUED:                                             ---------- ----------
      3,000 Common shares................................ $      100 $      100
      3,000 Class "A" shares.............................  3,000,000  3,000,000
      1,000 Class "C" shares.............................  1,000,000  1,000,000
                                                          ---------- ----------
                                                          $4,000,100 $4,000,100
                                                          ========== ==========

9. INCOME TAX LOSSES:

  The Company has utilized non-capital losses of prior years amounting to approximately $854 (1996--$1,791, 1995--$1,236) to reduce taxable income for Federal income tax purposes.

10. RELATED PARTY TRANSACTIONS:

  The Company leases premises from a related company, 19-12 Holding Ltd./Gestion 19-12 Ltee, and from a corporate shareholder, Sagarmatha Capital Inc. The rental charges under the lease agreements amounted to $1,355 (1996-- $1,382, 1995--$1,056) and $882 (1996--$851, 1995--$850), respectively.

11. SUBSEQUENT EVENT:

  On February 4, 1998, the Company, along with certain related companies executed an agreement to sell substantially all of the assets used in its business.

                              PIERCE LEAHY CORP.
                              ------------------

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             -----------------------------------------------------

                             BASIS OF PRESENTATION
                             ---------------------

                                  (Unaudited)
                                  ----------



The accompanying pro forma consolidated balance sheet as of December 31, 1997 and the related pro forma condensed consolidated statement of operations for the year then ended gives effect to the acquisition of certain net assets of Archivex Inc. ("Archivex") and real estate owned by affiliates of Archivex, as described in Note 2, as if this transaction had occurred as of December 31, 1997, in the case of the pro forma condensed consolidated balance sheet, and as of January 1, 1997, in the case of the pro forma condensed consolidated statement of operations.

It should be noted that the year end of Pierce Leahy Corp. and subsidiaries (the "Company") is December 31. Therefore, the Company's historical information relates to the year ended December 31, 1997. The corresponding period for Archivex is the fiscal year ended November 30, 1997.

The pro forma condensed consolidated financial statements have been prepared by management of the Company and should be read in conjunction with the historical consolidated financial statements of the Company, which have been previously filed in the Company's Form 10-K for the year ended December 31, 1997, and the historical financial statements of Archivex, which are included elsewhere in this Form 8-K. The pro forma consolidated financial statements are based on certain assumptions and preliminary estimates which are subject to change. These statements do not purport to be indicative of the consolidated financial position or results of operations of the Company that might have occurred, nor are they indicative of future results.

                              PIERCE LEAHY CORP.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

                                                                          Pro Forma for the
                                                                      Acquisition of Archivex (Note 2)
                                                                    ------------------------------------
                                                      Actual           Archivex            Pro Forma
                    ASSETS                           (Note 1)           Actual            Adjustments            Pro Forma
                    ------                       ----------------   ---------------   ------------------     -----------------
CURRENT ASSETS:
  Cash                                               $  1,782            $    --           $   --                 $  1,782
  Accounts receivable.........................         25,201              3,283            (3,283) (a)             25,201
  Inventories.................................            813                124              (124) (a)                813
  Prepaid expenses and other..................          1,772                208              (208) (a)              1,772
  Deferred income taxes.......................          2,621                 --                --                   2,621
                                                     --------            -------           -------                --------
       Total current assets...................         32,189              3,615            (3,615)                 32,189

PROPERTY AND EQUIPMENT, net...................        160,481              6,303             8,390 (b)             175,174
OTHER ASSETS, primarily intangibles...........        202,043              4,682            44,947 (c)             251,672
                                                     --------            -------           -------                --------
                                                     $394,713            $14,600           $49,722                $459,035
                                                     ========            =======           =======                ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Current portion of long-term debt and
   noncompete obligations.....................       $  1,304            $ 3,753           $(3,753) (a)           $  1,304
  Accounts payable............................          8,838              1,011            (1,011) (a)              8,838
  Accrued expenses ...........................         24,754                139              (139) (a)             26,152
                                                                                             1,398  (d)
  Deferred revenues ..........................         10,199              1,596                --                  11,795
                                                     --------            -------           -------                --------
       Total current liabilities..............         45,095              6,499            (3,505)                 48,089

LONG-TERM DEBT AND NONCOMPETE
  OBLIGATIONS.................................        277,893              1,503            (1,503) (a)            339,221
                                                                                            61,328  (e)

DEFERRED RENT.................................          3,993                 --                --                   3,993

DEFERRED INCOME TAXES...................                8,409              1,186            (1,186) (a)              8,409

SHAREHOLDERS' EQUITY.....................              59,323              5,412            (5,412) (a)             59,323
                                                     --------            -------           -------                --------
                                                     $394,713            $14,600           $49,722                $459,035
                                                     ========            =======           =======                ========

         The accompanying notes are an integral part of this statement.

                              PIERCE LEAHY CORP.


           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                                  OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

                                                                   Pro Forma for the
                                                             Acquisition of Archivex (Note 2)
                                                             --------------------------------
                                                    Actual      Archivex        Pro Forma
                                                   (Note 1)      Actual        Adjustments         Pro Forma
                                                 ------------   --------       ------------       ------------
REVENUES                                         $   183,517     $14,522       $    --             $   198,039
                                                 -----------     -------       -------             -----------
OPERATING EXPENSES:
Cost of sales, excluding depreciation and
 amortization ................................       101,940       7,600        (1,598) (f)            107,942

Selling, general and administrative...........        30,070       3,031          (382) (g)             32,719
Depreciation and amortization.................        21,528       1,627         2,006  (h)             25,161
Special compensation charge...................         1,752          --            --                   1,752
Foreign currency exchange.....................           702          --            --                     702
                                                 -----------     -------       -------             -----------
Total operating expenses......................       155,992      12,258            26                 168,276
                                                 -----------     -------       -------             -----------
Operating income..............................        27,525       2,264           (26)                 29,763
INTEREST EXPENSE..............................        29,262         542         4,364  (i)             34,168
                                                 -----------     -------       -------             -----------
Income (loss) before income taxes and
 extraordinary charge.........................        (1,737)      1,722        (4,390)                 (4,405)

INCOME TAXES..................................         7,424         868        (1,748) (j)              6,544 (k)
                                                 -----------     -------       -------             -----------
INCOME (LOSS) BEFORE EXTRAORDINARY
 CHARGE.......................................   $    (9,161)    $   854       $(2,642)            $   (10,949)
                                                 ===========     =======       =======             ===========

BASIC AND DILUTED LOSS BEFORE EXTRAORDINARY
 CHARGE PER SHARE                                     $(0.69)                                      $     (0.82)
                                                 ===========                                       ===========


SHARES USED IN COMPUTING BASIC AND DILUTED
 LOSS PER SHARE                                   13,385,243                                        13,385,243
                                                 ===========                                       ===========


         The accompanying notes are an integral part of this statement

                              PIERCE LEAHY CORP.
                              ------------------


        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
        --------------------------------------------------------------

                                  (Unaudited)
                                  -----------



1.   HISTORICAL:
     -----------

The historical balances of Pierce Leahy Corp. and subsidiaries (the "Company"), represent the consolidated balance sheet as of December 31, 1997 and the consolidated results of operations for the year then ended as reported in the consolidated financial statements which have been previously filed in the Company's Form 10-K.

2.   ACQUISITION OF ARCHIVEX INC.:
     -----------------------------

On April 7, 1998, the Company acquired certain net assets of Archivex and real estate owned by affiliates of Archivex for approximately $62,924, including transaction costs and assumed liabilities of $1,596. In addition to the purchase price, the Company has accrued $1,398 for estimated severance costs for planned employee terminations. The acquisition has been accounted for using the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The purchase price exceeded the fair value of the net assets acquired by approximately $42,637, which has been recorded as goodwill and will be amortized on a straight-line basis over 30 years.

The historical balances for Archivex were derived from the historical balance sheet as of November 30, 1997 and the statement of operations for the year then ended. The Archivex financial statements are prepared in Canadian dollars and are included elsewhere in this Form 8-K. For purposes of the pro forma condensed consolidated financial statements, the Archivex financial statements were converted into US dollars by using the year-end exchange rate (.69915) for the balance sheet and the average exchange rate (.715) for the statement of operations.

The following pro forma adjustments for the acquisition are reflected in the pro forma condensed consolidated balance sheet as of December 31, 1997 and the pro forma condensed consolidated statement of operations for the year then ended.

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(a) Reflects the adjustment of certain assets and liabilities of Archivex not acquired or assumed as part of the acquisition.

(b) Reflects the purchase of real estate owned by affiliates of Archivex, which is not included in the financial statements of Archivex. The purchase price has been allocated $1,259 to land and $7,131 to buildings.

(c) Intangible assets of goodwill ($42,637) and a noncompete agreement ($6,992) result from the preliminary allocation of the purchase price. These intangibles are subject to adjustment based on the final allocation of the purchase price to the net assets acquired. Management believes that the final allocation of the purchase price will not differ materially from the preliminary estimated amounts.

(d) In addition to the purchase price, the Company has accrued $1,398 for estimated severance costs for planned employee terminations.

(e) Reflects the Company's borrowing of $61,328 on its credit facility to fund the acquisition of Archivex and real estate owned by affiliates of Archivex.

Unaudited Pro Forma Adjustments to Consolidated Statement of Operations
-----------------------------------------------------------------------

(f) Represents the elimination of rent expense on facilities leased to Archivex from its affiliates. These facilities were purchased as part of the acquisition.

(g) Represents the elimination of management fees paid to an affiliate of Archivex, which will be discontinued upon completion of the acquisition.

(h) To record additional amortization expense of $1,721 relating to goodwill and noncompete agreement, based upon the estimated useful lives of each intangible, plus depreciation expense of $285 relating to the estimated fair value of the building purchased from affiliates of Archivex depreciated over 30 years.

(i) To record additional interest expense on the $61,328 of borrowings to fund the acquisition using an effective annual interest rate of 8%.

(j) To record an income tax benefit on the pro forma net loss generated by the acquisition at the statutory Canadian tax rate of 45%, after the addback of all nondeductible expenses.

(k) The Company operated as a Subchapter S corporation for income tax purposes until July 1, 1997. The Company recorded a deferred income tax provision of $6,600 in 1997 in connection with the termination of the Company's status as a Subchapter S corporation. The pro forma income taxes represent taxes on the pro forma loss before income taxes and extraordinary charge after addback of all pro forma non-deductible expenses along with the $6,600 deferred income tax provision.

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 17, 1998                 PIERCE LEAHY CORP.


                                       By:/s/ Douglas B. Huntley
                                       -----------------------------------------
                                       Name:  Douglas B. Huntley
                                       Title: Vice President and
                                              Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.         Description of Exhibit
-----------         ----------------------


   10.1 Asset Purchase Agreement dated as of February 4, 1998 among Pierce Leahy Command Company, Archivex Inc., the shareholders of Archivex Inc. and certain parties related to Archivex Inc.

   10.2 Amending Agreement dated as of April 7, 1998 among Pierce Leahy Command Company, Archivex Inc., the shareholders of Archivex Inc. and certain parties related to Archivex Inc.

   23               Consent of Friedman & Friedman, Chartered Accountants